EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of January 10, 2007, by and among Electric Aquagenics Unlimited, Inc., a Delaware corporation whose address is 1464 West 40 South, Suite 200, Linden, Utah 84042 (the "Company"), and Peter F. Ullrich, whose address is 1800 NW 89th Place, Miami, FL 33172 (the "Purchaser").

                                 R E C I T A L S

     WHEREAS, the Company is offering for sale 2,307,692 shares of its restricted common stock at the price of $1.30 per share (the "Shares") to Purchaser, an accredited investor as that term is defined in Regulation D, promulgated under the 1933 Act by the Securities and Exchange Commission; and

     WHEREAS, the Company desires to sell and Purchaser desires to acquire the Shares in a private transaction at the price and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE AND PURCHASE

     1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase from the Company, the Shares.

     1.2 Purchase Price. The purchase price for the Shares shall be $2,999,999.60, or $1.30 per share (the "Purchase Price"). The Purchase Price shall be paid in cash at the Closing.

SECTION 2. CLOSINGS

     The closing of the transactions contemplated by this Agreement (the "Closings") will occur simultaneously with the execution of this Agreement by both parties hereto. At the Closing, the Company shall deliver to Purchaser a certificate representing the Shares being sold by Company pursuant to this Agreement, and Purchaser shall pay to Company, by wire transfer of funds or by check, the full Purchase Price.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY

     The authorized capital stock of EAU consists of 50,000,000 shares of $0.0001 par value common stock, of which, as of June 30, 2006, a total of 10,972,825 common shares had been issued and were outstanding. Company represents and warrants to Purchaser that it may properly issue the Shares and will transfer to Purchaser at each of the Closing, good and valid title to all of such Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions other


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than the restrictions set forth in the Company's Articles of Incorporation. The
Company further represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part. The Company further represents and warrants that, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of Company.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser represents and warrants to the Company as follows:

     4.1 Non-Distributive Intent. The Shares being issued to Purchaser pursuant to this Agreement are being purchased for Purchaser's own account and are not being acquired by Purchaser with a view to the public distribution of them. Purchaser acknowledges that the Shares will be "restricted stock" under federal and state securities laws. Purchaser is not an underwriter, as such term is defined under the Securities Act.

     4.2 Access of Information. Purchaser acknowledges that he is a shareholder of the Company, and that he possesses all the information he needs to determine whether to purchase the Shares. Purchaser is not relying on any representation of Company as to the value, business, or prospects of the Company in determining whether to purchase the Shares, and the Company expressly disclaims any such representation.

     4.3 Sophistication and Knowledge. Purchaser has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Purchaser's investment, and to make an informed decision relating thereto, and he has sufficient experience in financial and business matters that he is capable of utilizing such information to evaluate the merits and risks of the investment, and to make an informed decision relating thereto.

     4.4 Evaluation of Risks. Purchaser has evaluated the risks of this investment in the Company and has determined that the investment is suitable for Purchaser. Purchaser has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment.

     4.5 Suitability. Purchaser has (i) a net worth (or joint net worth with spouse) of at least $1,000,000, or (ii) an annual gross income during the previous two years, and reasonably expects to have gross income in the current year, of at least $200,000 (or $300,000 collectively with spouse), or (iii) otherwise meets the criteria for being an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above.



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     4.6 No Federal or State Registration. Purchaser understands that the Shares are not being registered under the 1933 Act, and that the certificates representing the Shares will bear a legend substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE ("THE LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER."

     4.7 Indemnification. Purchaser hereby agrees to indemnify and hold harmless the Company and the Company and all of their affiliates, attorneys, accountants, employees, officers, directors, shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of Purchaser's representations and warranties herein being untrue or inaccurate, or because of a breach of this agreement by Purchaser.

     4.8 Acknowledgment of Investment Risks. Purchaser hereby understands and acknowledges the risk factors relating to this investment, including but not limited to those described in the Information, and that the purchase of the Shares is highly speculative and subject to a high degree of risk.

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of each party hereto will survive and will not be affected by the Closing.

SECTION 6. MISCELLANEOUS

     6.1 Further Assurances. Following the Closing, the Company will furnish to Purchaser other documents as Purchaser may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

     6.2 Attorneys' Fees and Costs. The prevailing party of any legal proceeding arising out of or resulting from this Agreement will be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

     6.3 Choice of Law and Venue. This Agreement is made and entered into in the State of Georgia. It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal


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laws of the State of Georgia without reference to its choice of law provisions;
provided, however, that questions or corporate law shall be governed by the law of the state of the Company's incorporation. Any legal proceeding arising out of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in Fulton County, Georgia, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

     6.4 Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective heirs, successors and assigns, if any, and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns, if any.

     6.5 Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, will be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closings, or either of them, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, will not be affected and will continue to be enforceable to the fullest extent permitted by law.

     6.6 Waiver. No failure or delay on the part of any party hereto in the exercise of any power, right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.

     6.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

     6.8 Parties in Interest. None of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person (including, without limitation, any employees or creditors of the Company) other than the parties hereto and their respective heirs, successors and assigns, if any.

     6.9 "Person." The term "person" as used herein will include any individual, corporation, general partnership, limited partnership, joint venture, association, trust, organization, business entity, government (or political subdivision thereof) or governmental agency.

     6.10 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

                     (Signatures appear on following page)


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the date first above written.

COMPANY:
ELECTRIC AQUAGENICS UNLIMITED, INC.


By: /s/ Wade Bradley
    ----------------------------------
       Wade Bradley
       Chief Executive Officer


PURCHASER:

By: /s/ Peter F. Ullrich
    ----------------------------------
    Peter F. Ullrich



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